HealthEquity Reports First Quarter Ended April 30, 2018 Financial Results
Highlights of the first quarter include:

•	Revenue of $69.9 million, an increase of 26% compared to Q1 FY18.

•	Net income of $22.6 million, an increase of 61% compared to Q1 FY18.

•	Net income per diluted share of $0.36 compared to $0.23 in Q1 FY18.

•	Non-GAAP net income per diluted share of $0.31 compared to $0.19 in Q1 FY18.

•	Adjusted EBITDA of $29.6 million, an increase of 32% compared to Q1 FY18.

•	HSA Members of 3.5 million, an increase of 24% compared to Q1 FY18.

•	Total Custodial Assets of $6.9 billion, an increase of 31% compared to Q1 FY18.
Draper, Utah – June 4, 2018 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") non-bank custodian, today announced financial results for its first quarter ended April 30, 2018.
“HealthEquity is off to an excellent start to fiscal 2019, delivering record results in helping members connect health and wealth,” said Jon Kessler, President and CEO.  “The team opened nearly a hundred thousand new HSAs during the quarter, grew custodial assets 31% year over year, and delivered record performance across key financial metrics.”
First quarter financial results
For the first quarter ended April 30, 2018, HealthEquity reported revenue of $69.9 million, an increase of 26% compared to $55.4 million for the first quarter ended April 30, 2017. Revenue consisted of:

•	Service revenue of $24.8 million, an increase of 10% compared to Q1 FY18.

•	Custodial revenue of $28.4 million, an increase of 47% compared to Q1 FY18.

•	Interchange revenue of $16.6 million, an increase of 22% compared to Q1 FY18.
Net income was $22.6 million for the first quarter ended April 30, 2018, compared to $14.0 million for the first quarter ended April 30, 2017.
Net income per diluted share was $0.36 for the first quarter ended April 30, 2018, compared to $0.23 for the first quarter ended April 30, 2017.
Non-GAAP net income per diluted share was $0.31 for the first quarter ended April 30, 2018, compared to $0.19 for the first quarter ended April 30, 2017.
Non-GAAP Adjusted EBITDA was $29.6 million for the first quarter ended April 30, 2018, an increase of 32% compared to $22.4 million for the first quarter ended April 30, 2017. Adjusted EBITDA was 42% of revenue for the first quarter ended April 30, 2018, compared to 40% for the first quarter ended April 30, 2017.
As of April 30, 2018, we had $269.8 million of cash, cash equivalents and marketable securities and no outstanding debt. This compares to $240.3 million in cash, cash equivalents and marketable securities and no outstanding debt as of January 31, 2018.
HSA Member and Custodial Asset metrics
The total number of HSAs for which we serve as a non-bank custodian ("HSA Members") as of April 30, 2018 was 3.5 million, an increase of 24% from 2.8 million as of April 30, 2017.
Total Custodial Assets as of April 30, 2018 was $6.9 billion, an increase of 31% year over year, consisting of:

•	Custodial Cash Assets of $5.5 billion, an increase of 24% compared to April 30, 2017; and

•	Custodial Investment Assets of $1.4 billion, an increase of 75% compared to April 30, 2017.
Business outlook
We have modestly increased our outlook for the year ending January 31, 2019. We expect our revenue to be between $278 million and $284 million. Our outlook for net income is a range of $55 million to $59 million, resulting in a net income per diluted share range of $0.86 to $0.92. Our Adjusted EBITDA outlook is a range of $107 million to $111 million. We also expect our non-GAAP net income to be in a range between $64 million and $68 million. Our non-GAAP net income is calculated by adding back to net income all non-cash stock-based compensation expense, net of an estimated statutory tax rate of 24%, and the impact of excess tax benefits due to the adoption of Accounting Standards

Update ("ASU") 2016-09. Our non-GAAP net income outlook results in a non-GAAP net income per diluted share range between $1.00 to $1.06 (based on an estimated 64 million weighted-average shares outstanding).
A reconciliation of the non-GAAP financial measures used in this release to the most comparable GAAP financial measures is included with the financial tables at the end of this release.
Conference call
HealthEquity management will host a conference call at 5:00 pm (Eastern Time) on Monday, June 4, 2018 to discuss the fiscal year 2019 first quarter financial results. The conference call will be accessible by dialing 844-791-6252, or 661-378-9636 for international callers, and referencing conference ID 9585707. A live audio webcast of the call will also be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial Information
To supplement our financial information presented on a GAAP basis, we disclose Adjusted EBITDA, which is a non-GAAP financial measure. We define Adjusted EBITDA as adjusted earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, and other certain non-operating items. Non-GAAP net income is calculated by adding back to net income all non-cash stock-based compensation expense, net of an estimated statutory tax rate, and the impact of excess tax benefits due to the adoption of ASU 2016-09. Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.
Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.
Forward-looking statements
This press release contains “forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:

•	our ability to compete effectively in a rapidly evolving healthcare industry;

•	our dependence on the continued availability and benefits of tax-advantaged health savings accounts;

•	the significant competition we face and may face in the future, including from those with greater resources than us;

•	cybersecurity breaches of our platform and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;

•	the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;

•	our ability to comply with current and future privacy, healthcare, tax, investment advisor and other laws applicable to our business;

•	our reliance on partners and third party vendors for distribution and important services;

•	our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;

•	our ability to develop and implement updated features for our platform and successfully manage our growth;

•	our ability to protect our brand and other intellectual property rights; and

•	our reliance on our management team and key team members.

For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

HealthEquity, Inc. and its subsidiaries
Condensed consolidated balance sheets (unaudited)

(in thousands, except par value)	April 30, 2018	January 31, 2018
Assets
Current assets
Cash and cash equivalents	$228,945	$199,472
Marketable securities, at fair value	40,890	40,797
Total cash, cash equivalents and marketable securities	269,835	240,269
Accounts receivable, net of allowance for doubtful accounts as of April 30, 2018 and January 31, 2018 were $229 and $208, respectively	23,022	21,602
Inventories	177	215
Other current assets	10,730	3,310
Total current assets	303,764	265,396
Property and equipment, net	8,626	7,836
Intangible assets, net	82,148	83,635
Goodwill	4,651	4,651
Deferred tax asset	616	5,461
Other assets	18,226	2,180
Total assets	$418,031	$369,159
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$3,112	$2,420
Accrued compensation	7,640	12,549
Accrued liabilities	6,402	5,521
Total current liabilities	17,154	20,490
Long-term liabilities
Other long-term liabilities	2,466	2,395
Deferred tax liability	1,437	—
Total long-term liabilities	3,903	2,395
Total liabilities	21,057	22,885
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of April 30, 2018 and January 31, 2018, respectively	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 61,788 and 60,825 shares issued and outstanding as of April 30, 2018 and January 31, 2018, respectively	6	6
Additional paid-in capital	276,440	261,237
Accumulated other comprehensive loss	—	(269)
Accumulated earnings	120,528	85,300
Total stockholders’ equity	396,974	346,274
Total liabilities and stockholders’ equity	$418,031	$369,159

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of operations and comprehensive income (unaudited)

(in thousands, except per share data)	Three months ended April 30,
	2018	2017
Revenue:
Service revenue	$24,821	$22,487
Custodial revenue	28,434	19,319
Interchange revenue	16,649	13,615
Total revenue	69,904	55,421
Cost of revenue:
Service costs	18,047	15,575
Custodial costs	3,439	2,801
Interchange costs	4,062	3,304
Total cost of revenue	25,548	21,680
Gross profit	44,356	33,741
Operating expenses:
Sales and marketing	6,860	4,621
Technology and development	7,979	6,242
General and administrative	7,507	5,868
Amortization of acquired intangible assets	1,470	1,083
Total operating expenses	23,816	17,814
Income from operations	20,540	15,927
Other expense:
Other expense, net	(1)	(90)
Total other expense	(1)	(90)
Income before income taxes	20,539	15,837
Income tax provision (benefit)	(2,038)	1,808
Net income	$22,577	$14,029
Net income per share:
Basic	$0.37	$0.23
Diluted	$0.36	$0.23
Weighted-average number of shares used in computing net income per share:
Basic	61,170	59,720
Diluted	62,693	61,400
Comprehensive income:
Net income	$22,577	$14,029
Other comprehensive loss:
Unrealized loss on available-for-sale marketable securities, net of tax	—	(26)
Comprehensive income	$22,577	$14,003

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of cash flows (unaudited)

	Three months ended April 30,
(in thousands)	2018	2017
Cash flows from operating activities:
Net income	$22,577	$14,029
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,520	3,482
Unrealized losses on marketable securities and other	102	41
Deferred taxes	1,989	3,218
Stock-based compensation	4,239	3,010
Changes in operating assets and liabilities:
Accounts receivable	(1,420)	(1,987)
Inventories	38	63
Other assets	(5,471)	(1,207)
Accounts payable	87	(1,545)
Accrued compensation	(4,909)	(4,397)
Accrued liabilities	881	625
Other long-term liabilities	71	244
Net cash provided by operating activities	22,704	15,576
Cash flows from investing activities:
Purchases of marketable securities	(180)	(109)
Purchases of property and equipment	(1,121)	(1,437)
Purchases of software and capitalized software development costs	(2,097)	(2,728)
Net cash used in investing activities	(3,398)	(4,274)
Cash flows from financing activities:
Proceeds from exercise of common stock options	10,167	3,829
Net cash provided by financing activities	10,167	3,829
Increase in cash and cash equivalents	29,473	15,131
Beginning cash and cash equivalents	199,472	139,954
Ending cash and cash equivalents	$228,945	$155,085
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable or accrued liabilities at period end	$491	$133
Purchases of software and capitalized software development costs included in accounts payable or accrued liabilities at period end	117	141
Exercise of common stock options receivable	797	—

Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the consolidated statements of operations and comprehensive income is as follows:

	Three months ended April 30,
(in thousands)	2018	2017
Cost of revenue	$413	$491
Sales and marketing	705	317
Technology and development	991	672
General and administrative	2,130	1,530
Total stock-based compensation expense	$4,239	$3,010
HSA Members (unaudited)

	April 30, 2018	April 30, 2017	% Change	January 31, 2018
HSA Members	3,476,484	2,805,280	24%	3,402,889
Average HSA Members - Year-to-date	3,443,586	2,782,779	24%	2,951,790
Average HSA Members - Quarter-to-date	3,443,586	2,782,779	24%	3,188,927
HSA Members with investments	134,246	76,996	74%	121,614
Custodial assets (unaudited)

(in thousands, except percentages)	April 30, 2018	April 30, 2017	% Change	January 31, 2018
Custodial cash	$5,510,500	$4,454,928	24%	$5,489,617
Custodial investments	1,351,331	772,867	75%	1,288,693
Total custodial assets	$6,861,831	$5,227,795	31%	$6,778,310
Average daily custodial cash - Year-to-date	$5,467,046	$4,410,507	24%	$4,571,341
Average daily custodial cash - Quarter-to-date	$5,467,046	$4,410,507	24%	$4,876,438
Net income reconciliation to Adjusted EBITDA (unaudited)

	Three months ended April 30,
(in thousands)	2018	2017
Net income	$22,577	$14,029
Interest income	(258)	(157)
Interest expense	67	67
Income tax provision (benefit)	(2,038)	1,808
Depreciation and amortization	3,050	2,398
Amortization of acquired intangible assets	1,470	1,083
Stock-based compensation expense	4,239	3,010
Other (1)	520	180
Adjusted EBITDA	$29,627	$22,418

(1)
For the three months ended April 30, 2018 and 2017, Other consisted of non-income-based taxes of $104 and $88, other costs of $89 and $54, acquisition-related costs of $0 and $38, and amortization of incremental costs to obtain a contract of $327 and $0, respectively.

Reconciliation of net income outlook to Adjusted EBITDA outlook (unaudited)

Outlook for the year ending
(in millions)	January 31, 2019
Net income	$55 - $59
Income tax provision	~ 9
Depreciation and amortization	~ 14
Amortization of acquired intangible assets	~ 6
Stock-based compensation expense	~ 21
Other	~ 2
Adjusted EBITDA	$107 - $111

Reconciliation of non-GAAP net income per diluted share (unaudited)

	Three months ended	Three months ended	Outlook for the year ending
(in millions, except per share data)	April 30, 2018	April 30, 2017	January 31, 2019
Net income	$23	$14	$55 - $59
Stock compensation, net of tax (1)	3	2	~ 16
Excess tax benefit due to adoption of ASU 2016-09	(7)	(4)	~ (7)
Non-GAAP net income	$19	$12	$64 - $68

Diluted weighted-average shares used in computing GAAP and Non-GAAP per share amounts	63	61	64
Non-GAAP net income per diluted share (2)	$0.31	$0.19	$1.00 - $1.06
(1) For the three months ended April 30, 2018 and 2017, the Company used an estimated statutory tax rate of 24% and 38%, respectively to calculate the net impact of stock-based compensation expense.
(2) Non-GAAP net income per diluted share does not calculate due to rounding.